                                                                   EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT
                              --------------------


    This Agreement is made as of the 3rd day of July, 1995 between Suburban Ostomy Supply Co., Inc., a Massachusetts corporation (the "Company"), and John Manos, an individual residing at 85 Prospect Street, South Easton, Massachusetts 02375, (the "Employee").

                                    RECITALS
                                    --------

    WHEREAS, pursuant to a Stock Purchase and Redemption Agreement dated as of July 3, 1995 (the "Purchase Agreement"), Summit Ventures III, L.P., Summit Investors II, L.P., Summit Subordinated Debt Fund, L.P. and The Bear Stearns Companies, Inc. (collectively, the "Investors") have agreed to purchase an aggregate of 66,500 shares of Series A Redeemable Preferred Stock, par value $.01 per share, of the Company, 280 shares of Common Stock (before giving effect to the stock dividend described in the Purchase Agreement), no par value per share, of the Company and $6,750,000 in aggregate principal amount of 12% Subordinated Debentures of the Company (collectively, the "Securities");

    WHEREAS, pursuant to the terms of the Purchase Agreement, the Company will apply the proceeds received upon the sale of the Securities to redeem a portion of the shares of Common Stock held by the Employee; and

    WHEREAS, the Investors would be unwilling to purchase the Securities and the Company would be unwilling to redeem and the Employee would be unwilling to permit the redemption of the shares of Common Stock held by the Employee without the execution of this Agreement by the Employee and the Company.

    NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

    1.   Employment.  The Company hereby employs the Employee as the Vice
         ----------
President of Management Information Systems and Operations of the Company, and the Employee accepts such employment for the term of employment specified in
Section 3 below (the "Employment Term"). During the Employment Term, the Employee shall, subject to the direction of the President of the Company, oversee the operations of the Management Information Systems of the Company, and shall perform such other duties, consistent with his position as Vice President of Management Information Systems and Operations of the Company as may from time to time be reasonably assigned to him by the President of the Company. The Employee shall not, however, be required to change his principal residence or to spend extended periods of time away from his principal residence without his consent, which consent may be withheld in his sole and absolute discretion.

    2.   Performance.  The Employee agrees to devote his reasonable business
         -----------
efforts and substantially all of his business time to the performance of his duties hereunder during the Employment Term.

    3.   Employment Term.  The Employment Term shall begin on the date of this
         ---------------
Agreement and continue until July 1, 2000 (the "Employment Term"), unless earlier terminated in accordance with the terms of this Agreement. At the end of the Employment Term, the period of employment will be automatically renewed for a further twelve (12) month term, and subsequently renewed for twelve (12) months periods upon each anniversary date thereof, unless written notice to the contrary is given by either party to the other at least ninety (90) days before the end of the Employment Term or any renewal thereof.

    4.   Compensation.
         ------------

         (a) Salary.  During the Employment Term, the Company shall pay the
             ------
Employee a base salary, payable in equal monthly installments, subject to withholding and other applicable taxes, at an annual rate of One Hundred Thousand Dollars ($100,000). The annual base salary shall be increased annually on each July 1, during the Employment Term by an amount equal to the greater of
(i) such amount, if any, as the Compensation Committee of the Company shall determine, and (ii) the percentage increase in the cost of living for the twelve months ending immediately prior to such July 1, as reflected in the All Items Consumer Price Index for all Urban Consumers for the Boston, MA Primary Metropolitan Statistical Area as published by the United States Bureau of Labor Statistics, multiplied by the annual base salary then in effect.

         (b) Bonus.  The Employee shall be eligible to participate in a bonus
             -----
plan of the Company pursuant to which he may be entitled to receive an annual bonus equal to a specified percentage of the annual base salary then in effect, subject to achieving specified financial targets. The actual amount of such bonus and the financial targets for the payment thereof shall be determined by the Compensation Committee at the Board of Directors as it may from time to time deem appropriate.

         (c) Insurance; Other Benefits.  The Employee shall be entitled to
             -------------------------
medical, retirement, life insurance and disability insurance not less favorable to the Employee than those which he currently receives as an employee of the Company. In addition, the Employee shall be entitled to participate in all employee benefit plans now existing or hereinafter established by the Company, including, but not limited to, medical plans, group life and disability insurance plans, profit sharing or bonus plans, and any other employee benefit plan or arrangement made available to executive officers of the Company, but only to the extent such plans provide benefits greater than those currently received by the Employee.

         (d) Vacation.  The Employee shall be entitled to take four weeks of
             --------
paid vacation during each year of the Employment Term, consistent with the Company's past employment practices with regard to the Employee, to be taken at such time or times during such year as shall be mutually convenient and consistent with his duties and obligations to the Company. The Employee may not accrue more than an aggregate of 50% vacation days, and such accrual may not be for more than one year. The Employee shall also be entitled to all paid holidays given by the Company to its personnel similarly situated.

    5.   Expenses.  The Employee shall be reimbursed by the Company for all
         --------
reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with policies established by the Board of Directors from time to time and upon receipt of appropriate documentation.

    6.   Agreement Not to Compete.  In consideration of the distributions
         ------------------------
payable to the Employee under the Purchase Agreement in connection with the partial redemption of the shares of Common Stock held by him, the Employee agrees that during the Non-Competition Period (defined below) he will not in any capacity, either separately, jointly, or in association with others, directly or indirectly, as an officer, director, consultant, agent, employee, owner, partner, stockholder or otherwise, engage or have a financial interest in any business which competes with the business of the Company of wholesale distribution of health and medical products (as such business is modified from time to time prior to any termination of employment) in the United States (excepting only the ownership of not more than 5% of the outstanding securities of any class listed on an exchange or regularly traded in the over-the-counter market). The parties agree that the Employee may during the Non-Competition Period work for a manufacturer of health and medical products. The "Non-Competition Period" shall mean the longer of (i) the period during which the Employee is employed pursuant to this Agreement and, to the extent applicable, the following:

         (a) Upon termination of the Employment Term or any renewal thereof: twelve (12) months from such expiration.

         (b) Upon termination by the Company with Cause: twenty-four (24) months from such termination;

         (c) Upon termination by the Company without Cause: so long as the Company is making payments pursuant to the provisions of Section 9(b);

         (d) Upon termination by the Company on account of disability:  twelve
(12) months from such termination;

         (e) Upon termination by the Employee without Good Reason:  twenty-four
(24) months from such termination; and

         (f) Upon termination by the Employee with Good Reason: so long as the Company is making payments pursuant to the provisions of Section 9(b).

    The Employee further agrees that during the Non-Competition Period, except in connection with the performance of services hereunder, he will not in any capacity, either separately, jointly or in association with others, directly or indirectly, hire or solicit for hire any person who was an employee of the Company at any time during the two years immediately preceding termination of employment hereunder.

    If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restrictions allowed under the applicable law. The Employee expressly agrees that breach of the foregoing would result in irreparable injuries to the Company, that the remedy at law for any such breach will be inadequate and that upon breach of this provision, the Company, in addition to all other available remedies, shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction without the necessity of proving the actual damage to the Company.

    7.   Secret Processes and Confidential Information.  For the Employment Term
         ---------------------------------------------
and thereafter, (a) the Employee will not divulge (except as legally compelled by court order, and then only to the extent required, after prompt notice to the Company of any such order), directly or indirectly, other than in the regular and proper course of business of the Company, any Confidential Information (as defined below) and (b) the Employee will not use, directly or indirectly, any Confidential Information for the benefit of anyone other than the Company. For purposes of this Agreement, "Confidential Information" means any information which is proprietary or unique to the Company, including information with respect to the operations or finances of the Company or with respect to confidential or secret processes, techniques, machinery, customers, plans or products manufactured or sold by the Company. Notwithstanding the foregoing, Confidential Information shall not include information (i) that is of public knowledge at the time of disclosure to Employee, (ii) that becomes generally available to the public other than as a result of disclosure by Employee, (iii) that is rightfully received by the Employee from a third party on a nonconfidential basis, or (iv) that is unrelated to the products then being developed, manufactured or sold by the Company and is developed by Employee independently and is not derived from Confidential Information. All new processes, techniques, know-how, inventions, plans, products, patents and devices (collectively, "Developments") developed, made or invented by the Employee, alone or with others, while an employee of the Company, shall be and become the sole property of the Company, unless released in writing by the Company or unless such Developments do not result from tasks assigned to the Employee by the Company and do not relate to the business of the Company or any of its products or services, and the Employee hereby assigns any and all rights therein or thereto to the Company.

    8.   Termination.
         -----------

         (a) Termination at End of Term.  The employment of the Employee
             --------------------------
hereunder shall automatically renew at the end of the Employment Term, unless terminated in accordance with the provisions of Section 3 or unless the parties hereto mutually agree otherwise in writing at least sixty (60) days prior to expiration of the Employment Term, or the Agreement is earlier terminated by the Company or the Employee pursuant to this Section 8.

         (b) Termination by the Company With Cause.  The Company shall have the
             -------------------------------------
right, subject to the provisions hereinafter set forth, at any time to terminate the Employee's employment hereunder upon the occurrence of any of the following (any such termination being referred to as a termination for "Cause"):

            (i) the commission by the Employee of any embezzlement or other deliberate act of dishonesty against the financial or business interests of the Company;

            (ii)   the habitual drug addiction or intoxication of the Employee;

            (iii) the conviction by the Employee of or the pleading by the Employee of nolo contendere to, a felony or breach of fiduciary trust
                     ---- ----------
         for the purpose of gaining a personal profit;

            (iv) the willful or intentional failure or refusal of the Employee to perform the duties specified in and pursuant to Section 1 hereof or to follow reasonable directives of the Board of Directors of the Company which failure or refusal is not cured within thirty (30) days following Employee's receipt of notice from the Company specifying in reasonable detail such failure or refusal;

            (v) the breach by the Employee of any material term of this Agreement which breach is not cured within thirty (30) days following Employee's receipt of notice from the Company specifying in reasonable detail such breach.

         (c) Termination Upon Death or Disability. The Employee's employment
             ------------------------------------
hereunder shall automatically terminate upon the Employee's death or upon his inability to have performed his duties hereunder by reason of any mental, physical or other disability for a period of at least six consecutive months, as determined by a qualified physician chosen by the Board of Directors of the Company and reasonably acceptable to the Employee or his legal representatives.

         (d) Termination by the Company Without Cause. The Company shall have
             ----------------------------------------
the right to terminate the Employee's employment at any time for any reason without Cause.

         (e)     Termination for Good Reason.  The Employee shall have the right
                 ---------------------------
to terminate his employment with the Company for "Good Reason" upon written notice to the Company. The Employee's termination for Good Reason hereunder shall be treated for purposes of this Agreement, including without limitation
Section 6 and 9(b), as if the Employee were terminated without Cause pursuant to
Section 8(d) above.  For purposes of this Agreement, "Good Reason" shall mean:
(i) without the Employee's consent, the assignment to him during the Employment Term of any material duties or responsibilities substantially inconsistent with his position and duties and responsibilities with the Company as set forth herein, or a material change in his reporting responsibilities, titles or authority as set forth herein, which assignment, change or inconsistency is not cured by the Company within thirty (30) days following its receipt of notice from the Employee specifying in reasonable detail such assignment, change or inconsistency; or (ii) the Company's breach of any material terms of this Agreement, which breach is not cured by the Company within thirty (30) days following its receipt of notice from the Employee specifying in reasonable detail the breach.

    9.   Effect of Termination of Employment.
         -----------------------------------

         (a) Upon Expiration of Employment Term.  If the Employee's employment
             ----------------------------------
terminates upon expiration of the Employment Term or any renewal thereof upon notice given in accordance with Section 3, the Employee will receive salary, bonus and vacation accrued through the date of termination, but shall be entitled to no further benefits hereunder.

         (b) With Cause; Resignation Without Good Reason.  If the Employee's
             -------------------------------------------
employment is terminated with Cause pursuant to Section 8(b) or if the Employee elects to terminate his employment other than pursuant to Section 8(e), the Employee's salary, bonus and other benefits specified in Section 4 shall cease at the time of such termination. The Employee shall be entitled only to receive accrued salary and vacation through the date of termination, but shall be entitled to no further benefits hereunder.

         (c) Without Cause by the Company.  If the Employee's employment is
             ----------------------------
terminated by the Company without Cause pursuant to Section 8(d) including for such purposes termination by the Employee for Good Reason pursuant to Section 8(e), the Employee's salary, bonus and other benefits specified in Sections 4 shall cease at the time of such termination, and the Employee shall be entitled to receive (i) his base salary then payable under Section 4(a) above, subject, however, to the C.P.I. adjustment therein provided for subsequent payments ("Salary Payment") for a period of twelve (12) months following termination; provided, however that if such termination occurs during the first year of the Employment Term such Salary Payment shall continue for the balance of such first year and for the twelve months commencing upon expiration of such first year; and provided further, however, that the Company may, at its option, extend for up to twelve (12) months the period during which Salary Payments are otherwise required to be made; (ii) accrued salary and vacation through the date of termination; (iii) continuation at the Company's expense of comparable medical benefits during the period during which Salary Payments are made; and (iv) payment of such pro rata bonus, if any, as was
                --- ----
earned in the year in which termination occurred. The term "pro rata bonus" shall mean the bonus which the Employee would have received had he remained employee for the entire year in which his employment was terminated (calculated on an annualized basis on results of operations as of the end of the month immediately preceding his termination, without taking into account results of operations after the end of such month) times a fraction, the numerator of which is the number of days the Employee was employed in the year of termination, and the denominator of which is 365. Any pro rata bonus earned will be paid when
                                     --- ----
other bonuses are paid for the year in which termination occurs. The Employee shall not be required to mitigate the amount of any Salary Payment provided for in this Section 9(b) by seeking other employment or otherwise. The Salary Payment (as previously described in this Section 9(b)) shall be the Employee's sole and exclusive severance payment and remedy at law or in equity for termination of employment hereunder by the Company without Cause or by Employee for Good Reason.

         (d) Medical Benefits.  Notwithstanding the foregoing, in the case of
             ----------------
any termination of employment of the Employee, the Employee shall be entitled to continue to participate in the Company's medical benefit plans to the extent required by law.

    10.  Insurance.  The Company may purchase insurance on the life of the
         ---------
Employee, and if it does so, the Employee shall cooperate fully by performing all the requirements of the life insurer which are necessary conditions precedent to the issuance of the life insurance policy issued by it.

    11.  Notice.  Any notices required or permitted hereunder shall be in
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writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses or such other address as to which notice is given in the manner provided herein:

         If to the Employee:

                   John Manos
                   85 Prospect Street
                   South Easton, Massachusetts  02375

         If to the Company:

                   Suburban Ostomy Supply Co., Inc.
                   75 October Hill Road
                   Holliston, MA 01746
                   Attention:  President


         With copies to:

                   Summit Partners III, L.P.
                   One Boston Place
                   Boston, MA  02108
                   Attn:  Joseph F. Trustey;

                   Hutchins, Wheeler & Dittmar
                   101 Federal Street
                   Boston, MA  02110
                   Attn:  James Westra; and

                   Sullivan & Worcester
                   One Post Office Square
                   Boston, MA  02109
                   Attn:  Norman A. Bikales

    12.  General.
         -------

         (a) Governing Law.  The terms of this Agreement shall be governed by
             -------------
and construed under the laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

         (b) Assignability.  The Employee may not assign his interest in or
             -------------
delegate his duties under this Agreement. Except in the case of a sale of all or substantially all of the stock or assets of the Company, the Company may not assign the Agreement or the rights and obligations hereunder without consent of Employee.

         (c) Enforcement Costs.  In the event that either the Company or the
             -----------------
Employee initiates an action or claim to enforce any provision or term of this Agreement, the costs and expenses (including reasonable attorney's fees and expenses) of the prevailing party shall be paid by the other party, such party to be deemed to have prevailed if such action or claim is concluded pursuant to a court order or final judgment which is not subject to appeal, a settlement agreement or dismissal of the principle claims.

         (d) Binding Effect.  This Agreement shall be binding upon and inure to
             --------------
the benefit of the Company, its permitted successors and assigns and the Employee, his representatives and heirs.

         (e) Entire Agreement; Modification.  This Agreement constitutes the
             ------------------------------
entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

         (f) Duration.  Notwithstanding the term of employment hereunder, this
             --------
Agreement shall continue for so long as any obligations remain under this Agreement.

    IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.


SUBURBAN OSTOMY SUPPLY CO., INC.



                                By: /s/ Herbert Grey
                                   -----------------
                                    Name:
                                    Title:


                                EMPLOYEE


                                /s/ John Manos
                                --------------
                                John Manos


76030-1

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